Exhibit 10.24

AMENDMENT TO THE YANKEE CANDLE COMPANY, INC.

401(K) AND PROFIT SHARING PLAN

WHEREAS, The Yankee Candle Company, Inc. (the “Employer”) amended and restated The Yankee Candle Company, Inc. 401(k) and Profit Sharing Plan (the “Plan”) effective as of January 1, 2007;

WHEREAS, Section 12.1(b) of The Yankee Candle Co., Inc. 401(k) and Profit Sharing Plan (the “Plan”) permits the Plan Administrator to amend the Plan, in its discretion;

WHEREAS, effective as of May 1, 2007, the Employer amended the Plan to provide for automatic enrollment in the Plan of eligible employees;

WHEREAS, the Plan Administrator now desires to rename the Plan The Yankee Candle Company, Inc. 401(k) Plan;

WHEREAS, the Plan Administrator now desires to amend the Plan for continued compliance with certain sections of the Internal Revenue Code pertaining to the Plan’s eligibility provisions relating to matching contributions; and

WHEREAS, the requirements of this Amendment will replace and supersede any inconsistent provisions of the Plan.

NOW, THERFORE, IT IS RESOLVED that, effective as of January 1, 2008, the Plan is hereby amended as follows:

1. The Plan shall be known as The Yankee Candle Company, Inc. 401(k) Plan with any and all references thereto within the Plan document amended accordingly.

2. Section 2.1(l) of the Plan (“Eligible Employee Class”) is hereby amended and restated to read in its entirety as follows:

“Eligible Employee Class includes, effective as of January 1, 2008, any position of employment with the Employer, including the Illuminations Division (including with respect to employees’ 401(k) contributions/elective deferrals made during the 2007 Plan Year) and Aroma Naturals Division, except for employment while the Employee is a member of a collective bargaining unit with which retirement benefits were the subject of good faith bargaining and with which participation in this Plan was not agreed upon. Leased Employees, if any, within the meaning of Code Section 414(n)(2) are not members of the Eligible Employee Class.”

3. Section 3.3 of the Plan (“Special Service Requirements for Employer Contributions”) is hereby amended and restated to read in its entirety as follows:

“(a) All Employees who were eligible to receive an Employer matching contribution prior to January 1, 2008 remain eligible to share in Employer matching contributions at any time during the Plan Year.

(b) Effective January 1, 2008, any Employee not satisfying subsection (a) of this Section 3.3, shall become eligible to receive an Employer matching contribution on the payroll period next following completion of one Year of Service.”

4. Section 4.2(b)(1) is amended to correct a scrivener’s error by striking “$20,500 for 2007” and inserting “$15,500 for 2007”.

IN WITNESS WHEREOF, The Yankee Candle Company, Inc. has caused this Amendment to be executed by its duly authorized officer this      day of September, 2008.

The Yankee Candle Company, Inc.

By:
Christopher Delello, Vice President Human Resources

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